Exhibit 99.1
FOR IMMEDIATE RELEASE
MONDAY, AUGUST 10, 2009
CARE INVESTMENT TRUST INC. ANNOUNCES
SECOND QUARTER 2009 RESULTS
2009 Second Quarter Highlights
•	Received $29.3 million from the prepayment of a mortgage investment in April 2009 at par

•	Received $8.2 million from the prepayment of a mortgage investment in June 2009 at par
NEW YORK — August 10, 2009 — Care Investment Trust Inc. (NYSE: CRE) (“Care” or the “Company”), a real estate investment and finance company formed to invest in healthcare-related real estate and commercial mortgage debt, today reported financial results for the second quarter ended June 30, 2009. The Company reported a net loss as calculated in accordance with GAAP of $0.5 million, or $0.03 per basic and diluted share. Net income was impacted by a non-cash depreciation charge from the Company’s real estate investments of $3.3 million.
Funds From Operations (FFO) for the second quarter of 2009 were $2.7 million, or $0.14 per basic and diluted share. Adjusted Funds From Operations (AFFO) amounted to $0.8 million, or $0.04 per basic and diluted share. FFO is the result of adding back to net income the Company’s share of depreciation and amortization of real estate related to Care’s investment in the Cambridge properties and its acquisition of the Bickford properties. AFFO reflects additional adjustments for other non-cash income and expense items including stock-based compensation, straight-lining of lease revenue, the unrealized gain or loss on the revaluation of partnership units in relation to the Company’s investment in the Cambridge properties and the unrealized gain or loss recognized on loans carried at the lower of cost or market. These adjustments are detailed on the Reconciliation of Non-GAAP Financial Measures attached hereto.
Portfolio Activity
Wholly-owned and Partially-owned Real Estate
Wholly-owned real estate totaled $103.1 million at June 30, 2009, consisting of investments in 14 assisted and independent living and alzheimers’ facilities, all of which were net leased. In addition, Care had real estate investments in partially-owned entities of $60.8 million at the end of the second quarter 2009, consisting of investments in equity interests in limited liability entities owning nine medical office buildings as well as a joint venture acquisition of four assisted and independent living facilities.
Loan Portfolio
Net investments in loans were $101.2 million as of June 30, 2009, all of which were floating rate. The weighted average spread on the portfolio at June 30, 2009 was 5.64 percent over one-month LIBOR and

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the average maturity of the portfolio was approximately two years. The effective yield on the portfolio was 5.95 percent for the quarter ended June 30, 2009.
Operating Activities
Care generated total revenue of $5.1 million during the 2009 second quarter which included interest income from investments in loans of $1.8 million, rental revenue of $3.2 million and other income of $0.1 million. Other income included interest earned on cash balances and extension and other fee income.
The Company incurred $3.1 million in operating expenses during the three months ended June 30, 2009, including $0.5 million in management fees and $3.0 million in marketing, general and administrative expenses. Care also incurred $0.9 million of depreciation and amortization expense relating to its investment in the Bickford properties as well as a favorable adjustment of $1.2 million recognized on its loans carried at the lower of cost or market.
Care’s net loss from investments in partially-owned entities amounted to $1.3 million for the three months ended June 30, 2009 and consisted of a $1.6 million loss, after depreciation charges of $2.4 million, related to the Company’s investment in the Cambridge properties as well as equity income of $0.3 million from Care’s investment in the Senior Management Concepts properties.
Interest expense totaled $1.5 million for the three months ended June 30, 2009, which related primarily to the mortgage debt incurred to finance the acquisition of the Bickford properties. The effective interest rate for the quarter on the Company’s mortgage debt borrowings incurred to finance the acquisition of the Bickford properties was 6.88 percent.
Liquidity and Funding
At June 30, 2009, Care had $53.8 million in cash and cash equivalents. During the second quarter 2009 Care received $29.3 million from the prepayment of a mortgage investment in April 2009 at par and $8.2 million from the prepayment of a mortgage investment in June 2009 at par.
F. Scott Kellman, Chief Executive Officer, stated, “Balance sheet strength improved significantly during the second quarter as we received $37.5 million from the prepayment of two mortgage investments. Care now holds approximately $53 million in cash and cash equivalents and has no debt maturities prior to 2015.”
Conference Call Details
The Company will host a conference call on Monday, August 10, 2009, at 11:00 a.m. Eastern Time to discuss the second quarter results. The call may be accessed live by dialing (888) 549-7880 or by visiting the Company’s website at www.carereit.com.
Investors may access a replay by dialing (800) 406-7325, passcode 4133239, which will be available through August 17, 2009. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
For more information on Care Investment Trust, please visit the Company’s website at
www.carereit.com.

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Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
Funds from Operations and Adjusted Funds from Operations
Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.
The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002 defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.
Adjusted Funds from Operations
Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. We calculate AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, plus the expenses associated with depreciation and amortization on real estate assets and non-cash equity compensation expenses and the effects of straight lining lease revenue, one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.
We believe that FFO and AFFO provide additional measures of our core operating performance by eliminating the impact of certain non-cash expenses and facilitating a comparison of our financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of our own operating results from period to period. The Company uses FFO and AFFO in this way, and also uses AFFO as one performance metric in the Company’s executive compensation program. The Company also believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected of) its investors.
However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of our cash flow from operating activities (determined in accordance with GAAP), a measure of our liquidity, or an indication of funds available to

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fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating FFO and / or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, our reported FFO and / or AFFO may not be comparable to the FFO and AFFO reported by other REITs.
For more information on the Company, please visit the Company’s website at www.carereit.com
-Financial Tables to Follow-
FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Scott Kellman	Leslie Loyet
President & Chief Executive Officer	Analysts / Investors
(212) 771-9360	(312) 640-6672
scott.kellman@carereit.com	lloyet@mww.com

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Care Investment Trust Inc. and Subsidiaries
Condensed Consolidated Statement of Operations (Unaudited)
(dollars in thousands — except share and per share data)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008
Revenue
Rental revenue	$3,170	$115	$6,342	$115
Income from investments in loans	1,820	3,468	4,654	8,155
Other income	84	208	180	356

Total revenue	5,074	3,791	11,176	8,626

Expenses
Management fees to related party	507	1,273	1,152	2,567
Marketing, general and administrative (including stock-based compensation of $190 and ($424) and $120 and ($237), respectively)	3,031	497	5,305	1,543
Depreciation and amortization	855	46	1,692	46
Loss on loan prepayment	—	—	—	317
Adjustment to valuation allowance on loans held at LOCOM	(1,247)	—	(3,167)	—

Operating expenses	3,146	1,816	4,982	4,473

Loss from investments in partially-owned entities	1,269	1,090	2,210	2,198
Net unrealized (gain)/loss on derivative instruments	(259)	(240)	(1,525)	(45)
Realized gain on sale of loan to Manager	—	—	(22)	—
Interest expense including amortization and write-off of deferred financing costs	1,458	466	3,569	882

Net income	$(540)	$659	$1,962	$1,118

Income per share of common stock
Net income, basic and diluted	$(0.03)	$0.03	$0.10	$0.05

Basic and diluted weighted average common shares outstanding	20,052,583	20,880,990	20,041,683	20,877,998

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Care Investment Trust Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(dollars in thousands — except share and per share data)

	For the three months ended
	June 30, 2009
	FFO	AFFO
Net Loss	$(540)	$(540)
Add:
Depreciation and amortization from partially-owned entities	2,396	2,396
Depreciation and amortization on owned properties	855	855
Adjustment to valuation allowance for loans carried at LOCOM	—	(1,247)
Stock-based compensation	—	265
Straight-line effect of lease revenue	—	(637)
Obligation to issue OP Units	—	(259)
Funds From Operations and Adjusted Funds From Operations	$2,711	$833
FFO and Adjusted FFO per share basic and diluted	$0.14	$0.04
Weighted average shares outstanding — basic and diluted	20,052,583	20,052,583

	For the six months ended
	June 30, 2009
	FFO	AFFO
Net Income	$1,962	$1,962
Add:
Depreciation and amortization from partially-owned entities	4,779	4,779
Depreciation and amortization on owned properties	1,692	1,692
Adjustment to valuation allowance for loans carried at LOCOM	—	(3,167)
Stock-based compensation	—	270
Straight-line effect of lease revenue	—	(1,273)
Obligation to issue OP Units	—	(1,527)
Write-off of deferred financing costs	—	512
Funds From Operations and Adjusted Funds From Operations	$8,433	$3,248
FFO and Adjusted FFO per share basic and diluted	$0.42	$0.16
Weighted average shares outstanding — basic and diluted	20,041,683	20,041,683
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